UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 30, 2017

U.S. GOLD CORP.

(Exact name of registrant as specified in its charter)

Nevada	1-8266	22-18314-09
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

777 Alexander Road, Suite 100, Princeton, NJ 08540

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (609) 799-0071

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 1.01 Entry into a Material Definitive Agreement.

On June 30, 2017, U.S. Gold Corp. (the “Company”) entered into a purchase and sale agreement (the “Purchase Agreement”) with Nevada Gold Ventures, LLC, a Nevada limited liability company (“Seller”) and the Company’s wholly-owned subsidiary, U.S. Gold Acquisition Corporation, a Nevada corporation (“Buyer”) pursuant to which the Seller sold and the Buyer purchased all right, title and interest in the Gold Bar North Property, a gold development project located in Eureka County, Nevada. The purchase price for the Gold Bar North Property was: (a) cash payment in the amount of $20,479.23 and (b) 15,000 shares of common stock of the Company.

The foregoing description of the Purchase Agreement is not complete and is qualified in its entirety by reference to the full text of the Form of Purchase Agreement, a copy of which is filed as Exhibit 10.1, to this report and is incorporated by reference herein.

The Company issued a press release July 5, 2017 announcing the transaction, which press release is attached as Exhibit 99.1 to this report.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit	Description of Exhibit
10.1	Form of Purchase Agreement
99.1	Press Release dated July 5, 2017

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

U.S. GOLD CORP.

Dated: July 7, 2017	/s/ Edward M. Karr
Edward M. Karr
Chief Executive Officer